UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 29, 2004

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-3144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

On December 29, 2004, Newport Corporation (the “Registrant”) determined that goodwill and other assets recorded on its balance sheet which are associated with its Advanced Packaging and Automation Systems Division have become impaired as a result of the Registrant’s annual goodwill impairment assessment and certain cost reduction and restructuring actions planned for such division. The Registrant expects to record non-cash charges of approximately $61 million in the fourth quarter of 2004 as a result of such impairment. These charges will include a write-off of goodwill and other intangible assets in the amount of approximately $60 million and a write-off of fixed assets which will no longer be utilized by such division in the amount of approximately $1 million. These charges will not result in any future cash expenditures.

Item 7.01. Regulation FD Disclosure.

On December 30, 2004, the Registrant issued a press release updating the guidance that it previously provided with respect to its financial outlook for the fourth quarter of 2004. A copy of the Registrant’s press release is being furnished with this Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liability of that section, nor shall this information and Exhibit 99.1 be deemed incorporated by reference into any filing by the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Use of Pro Forma Financial Information

In the press release furnished with this Form 8-K as Exhibit 99.1, the Registrant uses certain pro forma financial information to supplement the Registrant’s results of operations prepared in accordance with accounting principles generally accepted in the United States (GAAP). The following paragraph describes these pro forma financial measures and the reason for their inclusion. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

The Registrant has provided guidance regarding a range of performance for the fourth fiscal quarter for measures of gross profit/margin, selling, general and administrative expense, operating income (loss), and income (loss) per share that have been adjusted to exclude the charges discussed in the attached press release and certain other charges disclosed in the Registrant’s press release dated October 28, 2004 related to the acquisition and integration of Spectra-Physics, including charges required to establish the opening balance sheet for Spectra-Physics, write-offs of assets resulting from the transaction or from integration activities, and other incremental restructuring expenses. Management considers these charges to be outside of the Registrant’s core operating results. Therefore, these charges have been excluded with the intent of providing both management and investors with a more complete understanding of management’s expectations for the Registrant’s underlying financial performance for the fourth fiscal quarter, and a more meaningful basis for comparison with the Registrant’s underlying operational results for the third fiscal quarter. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for its planning and forecasting of future periods.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 30, 2004 (furnished pursuant to Item 7.01 and not deemed filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 30, 2004	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 30, 2004 (furnished pursuant to Item 7.01 and not deemed filed).